As filed with the Securities and Exchange Commission on February 28, 2025

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NATERA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	01-0894487 (IRS Employer Identification No.)

13011 McCallen Pass

Building A Suite 100

Austin, TX 78753

(650) 980-9190

(Address of Principal Executive Offices)

NATERA, INC. 2015 EMPLOYEE STOCK PURCHASE PLAN

(Full title of plan)

Michael Brophy

Chief Financial Officer

Natera, Inc.

13011 McCallen Pass

Building A, Suite 100

Austin, TX 78753

(Name and address of agent for service)

(650) 980-9190

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

John F. Dietz, Esq.

Jeffrey C. Thacker, Esq.

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

550 Allerton Street

Redwood City, California, 94063

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	⌧	Accelerated filer	◻
Non-accelerated filer	◻	Smaller reporting company	◻
		Emerging growth company	◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.◻

PART I

Information Required in the Section 10(a) Prospectus

Pursuant to General Instruction E to Form S-8 under the 1933 Act, this Registration Statement is filed by Natera, Inc. (the “Registrant”) for the purpose of registering 880,000 additional shares of Common Stock under the Registrant’s 2015 Employee Stock Purchase Plan, pursuant to the provisions of such plan that provides for automatic annual increases in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on July 2, 2015 (File No. 333-205441), March 24, 2016 (File No. 333-210374), March 16, 2017 (File No. 333-216747), March 19, 2018 (File No. 333-223751), March 15, 2019 (File No. 333-230324), March 4, 2020 (File No. 333-236873), March 2, 2021 (File No. 333-253785), February 25, 2022 (File No. 333-263052), February 28, 2023 (File No. 333-270171), and March 1, 2024 (File No. 333-277562) to the extent not superseded hereby. The information specified in this Part I is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with Rule 428 under the Securities Act of 1933, as amended (“Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

Natera, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents concurrently or previously filed with the Securities and Exchange Commission (the “SEC”) (excluding any portion of any Form 8-K that are not deemed “filed” pursuant to General Instructions of Form 8-K):

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025;

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the Exchange Act”) since the end of the fiscal year covered by the Registrant’s document referred to in (a) above;

(c)	the information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025, from the Registrant’s definitive proxy statement relating to the 2025 annual meeting of stockholders; and

(d)	the description of the Registrant’s common stock contained in the Registrant’s Description of Capital Stock, filed as Exhibit 4.3 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 28, 2021, including any amendments or reports filed for the purpose of updating such description.

All other reports and documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. The Registrant is not, however, incorporating any documents or information that the Registrant is deemed to furnish and not file in accordance with SEC rules. Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement will be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is deemed incorporated by reference in this Registration Statement modifies or supersedes that statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

As permitted by the Delaware General Corporation Law, our amended and restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors and officers. The amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;
●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
●	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
●	for any transaction from which the director derives any improper personal benefit.

Our amended and restated certificate of incorporation also provides that if Delaware law is amended after the approval by our stockholders of the certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with their service for or on our behalf. Our amended and restated bylaws provide that we shall advance the expenses incurred by a director or officer in advance of the final disposition of an action or proceeding, and permit us to secure insurance on behalf of any director, officer, employee, or other enterprise agent for any liability arising out of his action in that capacity, whether or not Delaware law would otherwise permit indemnification.

We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The form of agreement provides that we will indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer, or other key employee because of his status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws. In addition, the form agreement provides that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and other key employees in connection with a legal proceeding.

We maintain insurance policies that indemnify our directors and officers against various liabilities arising under the Exchange Act that might be incurred by any director or officer in his capacity as such.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

		Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.1	Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-37478	3.1	07/09/2015
4.2	Amended and Restated Bylaws of the Registrant, effective as of November 3, 2021	10-Q	001-37478	3.1	11/05/2021

Incorporated by Reference
Exhibit No.	Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
4.3	Form of Registrant’s Common Stock Certificate	S-1/A	333-204622	4.1	06/22/2015
5.1	Opinion and Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP					X
23.1	Consent of Independent Registered Public Accounting Firm					X
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (contained in Exhibit 5.1)					X
24.1	Power of Attorney (contained in the signature page hereto)					X
99.1	2015 Employee Stock Purchase Plan	S-1/A	333-204622	10.3	06/25/2015
107	Filing Fee Table					X

Item 9. Undertakings

A. The undersigned Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act,

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement, and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses A(1)(i) and A(1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on this 28th day of February, 2025.

Natera, Inc.

By:	/ s / Michael Brophy
Name:	Michael Brophy
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Steven Chapman and Michael Brophy, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/ s / Steven Chapman Steven Chapman	Chief Executive Officer, President and Director (Principal Executive Officer)	February 28, 2025

/ s / Michael Brophy Michael Brophy	Chief Financial Officer (Principal Financial and Accounting Officer)	February 28, 2025

/ s / Matthew Rabinowitz Matthew Rabinowitz	Executive Chairman	February 28, 2025

/ s / Jonathan Sheena Jonathan Sheena	Founder and Director	February 28, 2025
/ s / Roy Baynes Roy Baynes	Director	February 28, 2025

/ s / Roelof Botha Roelof Botha	Director	February 28, 2025

/ s / Rowan Chapman Rowan Chapman	Director	February 28, 2025

/ s / James Healy James Healy	Director	February 28, 2025

/ s / Gail Marcus Gail Marcus	Director	February 28, 2025

/ s / Herm Rosenman Herm Rosenman	Director	February 28, 2025

/ s / Ruth Williams-Brinkley Ruth Williams-Brinkley	Director	February 28, 2025